                                                               EXHIBIT 10


                              DAVIS, GRAHAM & STUBBS LLP
                           A Limited Liability Partnership
                                   Attorneys at Law


                                      Suite 4700
                                  370 - 17th Street
                                Denver, Colorado 80202
                                Telephone 303-892-9400
                                Facsimile 303-893-1379

                                    June 12, 1998

Berger Investment Portfolio Trust
210 University Blvd., Suite 900
Denver, Colorado 80206

     Re:  Berger Mid Cap Value Fund

Ladies and Gentlemen:

     We have acted as counsel to Berger Investment Portfolio Trust, a Delaware business trust (the "Trust"), and are providing this opinion in connection with the registration by the Trust of shares of beneficial interest, $.01 par value (the "Shares"), of the Berger Mid Cap Value Fund, a series of the Trust, described in Post-Effective Amendments No. 14 and 16 to the Registration Statement on Form N1-A of the Trust (1933 Act File No. 33-69460; 1940 Act File No. 811-8046), as filed with the Securities and Exchange Commission on April 15 and June 12, 1998 (the "Registration Statement").

     In such connection, we have examined the Trust's Trust Instrument and Bylaws, the proceedings of its Trustees relating to the authorization, issuance and proposed sale of the Shares, and considered such other records and documents and such factual and legal matters as we deemed appropriate for purposes of this opinion.

     Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable Shares of the Trust.

     We hereby consent to all references to this firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the references to our firm in the Registration Statement, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         DAVIS, GRAHAM & STUBBS LLP